STIFEL FINANCIAL CORP.
Form 8-K Dated August 8, 2006
Exhibit 99.1: Press Release

[Stifel Financial Corp. logo] Stifel Financial News

One Financial Plaza 501 North Broadway St. Louis, MO 63102 (314) 342-2000

For further information contact:
James M. Zemlyak, Chief Financial Officer
(314) 342-2228 zemlyakj@stifel.com

For Immediate Release

Stifel Financial Corp. Reports Second Quarter Results
Quarterly Revenues of $107 Million, up 65%
Core diluted EPS $0.50
GAAP diluted EPS $0.16

St. Louis, Missouri - August 8, 2006 - Stifel Financial Corp. (NYSE: "SF") today reported unaudited quarterly net income of $2.3 million, or $0.16 per diluted share, on net revenues of $102.7 million for the quarter ended June 30, 2006. For the comparable quarter of 2005, net income was $5.6 million, or $0.46 per diluted share, on net revenues of $64.0 million. For the six months ended June 30, 2006, we posted net income of $2.8 million, or $0.20 per diluted share, on record six month net revenues of $212.2 million, compared with $10.0 million, or $0.81 per diluted share, on net revenues of $124.2 million, for the same period one year earlier.

At June 30, 2006, our equity was $205.4 million, resulting in book value per share of $17.57.

The Company achieved record net revenues as a result of the benefits attributable to the previously disclosed Legg Mason Capital Markets ("LM Capital Markets") acquisition which closed on December 1, 2005 (see Equity Capital Markets and Fixed Income Capital Markets-Business Segment Results).

Core Earnings

After adjusting for acquisition related charges, principally compensation expense recorded for stock based awards offered to key associates of LM Capital Markets and accounted for under Statement of Accounting Standards No. 123 (Revised 2004) "Share Based Payments" ("SFAS No. 123R") non-GAAP net income and non-GAAP earnings per diluted share, our Core earnings, for the quarter ended June 30, 2006 were $7.0 million and $0.50, respectively. We believe Core Earnings provides investors, rating agencies, and financial analysts with a more meaningful measure of the Company's operating performance. Core Earnings for the quarter excludes acquisition charges of approximately $8.3 million or $0.34 per diluted share. Included in these acquisition related charges are: 1) compensation charges of $7.8 million for amortization of units awarded to LM Capital Markets associates, severance, and contractually based compensation above standard performance based compensation; and 2) other non-compensation acquisition charges of $507,000.

Core Earnings, for the six months ended June 30, 2006, were $18.1 million or $1.31 per diluted share. Included in Core Earnings is $0.15 per diluted share for the gain resulting from the merger of the New York Stock Exchange and Archipelago Holdings Inc. Year to date Core Earnings excludes acquisition charges of approximately $26.1 million or $1.11 per diluted share. Included in these acquisition related charges are: 1) a compensation charge of approximately $9.8 million for the difference between the $25.00 per share offering price and the grant date fair value of $34.27 per share for the private placement of its common stock to key associates of the LM Capital Markets business; 2) compensation charges of $15.5 million for amortization of units awarded to LM Capital Markets associates, severance, and contractually based compensation above standard performance based compensation; and 3) other non-compensation acquisition charges of $854,000. See Reconciliation of Core Earnings table.

Second Quarter of 2006 Business Highlights

  We continued our expansion of the Private Client Group ("PCG") opening 6 branch offices during the quarter for a total of 97.

  Our number of investment executives we employ has increased by 51 to 485 from June 30, 2005.

  Our net revenues grew to $102.7 million, a 60% increase over the prior year second quarter of $64.0 million but a 6% reduction from the preceding first quarter.

  Commission and principal transaction revenues increased 101% to $68.8 million from $34.3 million from the same period one year earlier but decreased 1% from the 2006 first quarter.

  Asset management and service fees increased 40% to $14.2 million from $10.1 million from the prior year second quarter and increased 5% from the preceding first quarter of 2006.

Chairman and Chief Executive Officer, Ronald J. Kruszewski, commented, "We are pleased with our results during the quarter in light of the difficult market conditions. Most important, our integration of the LM Capital Markets business is exceeding our expectations."

Second Quarter Discussion

As a result of our LM Capital Markets acquisition we added 429 staff and 22 offices on December 1, 2005. Unless noted otherwise, our increase in revenues and non-interest expenses for the quarter and year-to-date for the total company and segment can be attributed principally to the acquisition and increased number of Private Client Group ("PCG") offices and increased number of PCG investment executives.

Commission and Principal Transactions

Commission and principal transaction revenues increased 101% to $68.8 million from $34.3 million in the same period last year with increases of 21%, 1,119% and 377% in PCG, Equity Capital Markets ("ECM"), and Fixed Income Capital Markets ("FICM"), respectively.

Investment Banking Revenues

Investment banking revenues increased slightly to $15.8 million from $15.7 million in the same period last year. We had a significant increase in our corporate advisory fees of $6.9 million over the prior year quarter but our underwriting revenues declined $6.8 million for both corporate and municipal finance due to decreased banking calendars.

Asset Management and Service Fees

Asset management and service fees increased 40% to $14.2 million from $10.1 million in the second quarter of last year due to a 43% increase in the number of our managed accounts and a 108% increase in the value of assets under management in those accounts.

Net Interest Revenue

Net interest revenue increased 28% to $4.0 million from $3.1 million in the same period last year due principally to increased interest charged on customer margin accounts and increased interest earned on fixed income inventory held for sale to customers offset by increased costs to carry higher levels of firm inventory, increased rates charged for bank borrowings and stock loans to finance customer borrowings, and increased interest expense on debenture issued in the third quarter of calendar 2005. Weighted average effective external rates increased 104% over the prior year to 5.11% resulting from the Federal Reserve Board's increase in the Fed funds rate.

Non-Interest Expenses

Total non-interest expenses in the 2006 second quarter were $98.7 million, up 81% from $54.7 million in the same period of 2005, but decreased 9% from the first quarter of 2006.

Employee Compensation and Benefits

Employee compensation and benefits increased 79% to $74.4 million from $41.6 million in the prior year second quarter. As a percentage of net revenues, compensation and benefits totaled 72.5% in the second quarter of 2006, and 65.0% in the 2005 comparable quarter. A portion of compensation and benefits includes transition pay of $3.6 million in the second quarter of 2006 and $2.4 million in the 2005 comparable quarter, in connection with the Company's continuing expansion efforts. In addition, compensation and benefits includes $7.8 million and $17.5 million for the quarter ended June 30, 2006 and March 31, 2006 respectively, primarily stock based compensation, in acquisition related charges for payments in connection with the LM Capital Markets acquisition. Excluding the acquisition related charges, compensation and benefits as a percentage of net revenues totaled 64.8% in the second quarter of 2006 and 65.0% in the 2005 comparable quarter. The Company excludes acquisition related expenses in its analysis of compensation and benefits, a non-GAAP measure, because it believes exclusion of acquisition related compensation is a more useful tool in measuring compensation as a percentage of net revenues.

Operating Expenses

Excluding compensation and benefits and non-compensation acquisition related charges, non-interest expenses increased 82% from the prior year second quarter.

Business Segment Results for the Three Months Ended June 30, 2006:

    PCG net revenues for the second quarter of 2006 were $54.9 million, an increase of 13% from the second quarter of 2005 principally due to increased commissions and principal transactions and increased asset management and service fees offset by decreased investment banking sales credits due to decreased underwritings for lead or co-managed offerings. Asset management and service fees increased due to a 43 % increase in the number of our managed accounts and a 108% increase in the value of assets under management in those accounts. PCG net revenues decreased 2% from the first quarter of 2006. PCG recorded an operating contribution of $11.7 million, a 2% increase from the second quarter of 2005, and a 6% decrease from the first quarter of this year.

    ECM recorded record net revenues of $35.3 million, an increase of 277% from the same quarter last year, principally due to increased commissions and principal transactions and increased investment banking revenues. Investment banking fees increased principally due to a $6.9 million increase in advisory fees offset by a decrease of $1.4 million in underwriting fees for lead or co-managed offerings. ECM net revenues increased 4% from the first quarter of 2006. ECM operating contribution totaled $7.9 million, a 139% increase from the second quarter of 2005 and a 6% increase from the first quarter of 2006.

    FICM posted net revenues of $10.6 million, an increase of 142% from the prior year second quarter, principally due to increased commissions and principal transactions offset by decreased investment banking revenues resulting from decreased municipal refinancings due to increased interest rates. FICM net revenue decreased 7% from the previous quarter. During the 2006 second quarter, FICM recorded an operating contribution of $1.0 million, a decrease of 1% from the prior year second quarter, and a decrease of 40% from the previous quarter.

    Other Segment, which includes acquisition charges, related to the LM Capital Markets acquisition, posted net revenues of $1.8 million, an increase of 1% from the prior year second quarter and a decrease of 78% from the first quarter of 2006. During the second quarter, the Other Segment recorded an operating loss of $16.7 million which included acquisition related charges, primarily stock based compensation, of $8.3 million previously discussed, compared to the prior year quarter operating loss of $6.5 million.

Stock Based Compensation

In connection with the LM Capital Markets acquisition, on January 2, 2006, the Company granted 1,807,610 restricted stock units to key associates of the LM Capital Markets. The units were granted with a fair value of $37.59 per unit. The majority of the units vest ratably over a three-year period and accordingly the Company incurred a non-cash compensation charge of $5.7 million and $11.3 million, net of estimated forfeitures, for the three and six months ended June 30, 2006 respectively.

On January 23, 2006, the Company completed its private placement of 1,052,220 shares of its common stock at $25.00 per share. The shares were purchased by key associates of the LM Capital Markets. The Company is required to charge to compensation the difference of $25.00 per share and the fair value, as determined in accordance with SFAS No. 123R, of $34.27 per share. As a result, the Company incurred a non-cash compensation charge of $9.8 million in the quarter ended March 31, 2006.

Conference Call Information

Stifel Financial Corp. will hold a conference call August 9, 2006, at 10:00 a.m. EDT. This call will be Web cast and slides can be accessed on the Investor Relations portion of the Stifel Financial Corp. website at www.stifel.com, as well as on all sites within Thomson/CCBN's Investor Distribution Network. To participate on the call, please dial 888-676-3684 and request the Stifel Financial Corp. earnings call.

Company Information

Stifel Financial Corp. operates 118 offices in 26 states and the District of Columbia through its principal subsidiary, Stifel Nicolaus, and 3 European offices through Stifel Nicolaus Ltd. Stifel Nicolaus provides securities brokerage, investment banking, trading, investment advisory, and related financial services, primarily, to individual investors, professional money managers, businesses, and municipalities. To learn more about Stifel, please visit the Company's web site at www.stifel.com.

Forward-Looking Statements

Statements in this news release contain forward-looking statements within the meaning of federal securities laws. Actual results are subject to risks and uncertainties, including both those specific to the Company and those specific to the industry, which could cause results to differ materially from those contemplated. The risks and uncertainties include, but are not limited to, general economic conditions, actions of competitors, regulatory actions, changes in legislation, and technology changes. Undue reliance should not be placed on the forward-looking statements, which speak only as of the date of this news release. The Company does not undertake any obligation to publicly update any forward-looking statements.

# # # # # #

(Tables attached)

Stifel Financial Corp.
Summary of Results of Operations (Unaudited)
($ In Thousands, Except Per Share Amounts)

	Three Months Ended						Percent Change From
	6/30/2006	% of Net Revenues	3/31/2006	% of Net Revenues	6/30/2005	% of Net Revenues	3/31/2006	6/30/2005
Revenues
Commissions	$ 48,064	46.8%	$ 48,176	44.0%	$ 23,557	36.8%	0%	104%
Principal transactions	20,754	20.2%	21,626	19.7%	10,761	16.8%	-4%	93%
Investment banking	15,757	15.3%	15,748	14.4%	15,656	24.5%	0%	1%
Asset management and service fees	14,239	14.0%	13,498	12.3%	10,146	15.9%	5%	40%
Other	(98)	-0.1%	7,358	6.7%	773	1.2%	n/a	n/a
Total operating revenues	98,716	96.2%	106,406	97.1%	60,893	95.2%	-7%	62%
Interest revenue	8,635	8.4%	7,191	6.6%	4,318	6.7%	20%	100%
Total revenues	107,351	104.6%	113,597	103.7%	65,211	101.9%	-5%	65%
Less: Interest expense	4,684	4.6%	4,063	3.7%	1,240	1.9%	15%	278%
Net revenues	102,667	100.0%	109,534	100.0%	63,971	100.0%	-6%	60%
Non-Interest Expenses
Employee compensation and benefits	74,385	72.5%	86,694	79.1%	41,593	65.0%	-14%	79%
Occupancy and equipment rental	7,267	7.1%	7,495	6.8%	5,117	8.0%	-3%	42%
Communication and office supplies	6,483	6.3%	6,413	5.9%	2,891	4.5%	1%	124%
Commissions and floor brokerage	1,838	1.8%	1,267	1.2%	994	1.6%	45%	85%
Other operating expenses	8,721	8.5%	6,882	6.3%	4,071	6.4%	27%	114%
Total non-interest expenses	98,694	96.2%	108,751	99.3%	54,666	85.5%	-9%	81%
Income before income taxes	3,973	3.8%	783	0.7%	9,305	14.5%	407%	-57%
Provision for income taxes	1,675	1.6%	307	0.3%	3,685	5.8%	446%	-55%
Net income	$ 2,298	2.2%	$ 476	0.4%	$ 5,620	8.8%	383%	-59%
Per Share Information
	Three Months Ended
	6/30/2006		3/31/2006		6/30/2005		3/31/2006	6/30/2005
Earnings Per Share:
Basic	$ 0.20		$ 0.04		$ 0.58		400%	-66%
Diluted	$ 0.16		$ 0.04		$ 0.46		300%	-65%
Number of Shares for Earnings Per Share Computations:
Basic shares	11,729		11,254		9,720		4%	21%
Diluted shares	14,111		13,422		12,350		5%	14%
Note: Certain prior period amounts have been reclassified to conform to the current period presentation.

Stifel Financial Corp.
Summary of Results of Operations (Unaudited)
($ In Thousands, Except Per Share Amounts)

	Six Months Ended				Change
	6/30/2006	% of Net Revenues	6/30/2005	% of Net Revenues	Amount	Percent
Revenues
Commissions	$ 96,240	45.4%	$ 47,892	38.6%	$ 48,348	101%
Principal transactions	42,380	20.0%	21,742	17.5%	20,638	95%
Investment banking	31,505	14.8%	29,397	23.7%	2,108	7%
Asset management and service fees	27,737	13.1%	19,597	15.8%	8,140	42%
Other	7,260	3.4%	118	0.1%	7,142	6053%
Total operating revenues	205,122	96.7%	118,746	95.7%	86,376	73%
Interest revenue	15,826	7.4%	7,758	6.2%	8,068	104%
Total revenues	220,948	104.1%	126,504	101.9%	94,444	75%
Less: Interest expense	8,747	4.1%	2,345	1.9%	6,402	273%
Net revenues	212,201	100.0%	124,159	100.0%	88,042	71%
Non-Interest Expenses
Employee compensation and benefits	161,079	75.9%	82,282	66.3%	78,797	96%
Occupancy and equipment rental	14,762	7.0%	10,622	8.5%	4,140	39%
Communication and office supplies	12,896	6.1%	5,452	4.4%	7,444	137%
Commissions and floor brokerage	3,105	1.5%	1,838	1.5%	1,267	69%
Other operating expenses	15,603	7.3%	7,396	6.0%	8,207	111%
Total non-interest expenses	207,445	97.8%	107,590	86.7%	99,855	93%
Income before income taxes	4,756	2.2%	16,569	13.3%	(11,813)	-71%
Provision for income taxes	1,982	0.9%	6,591	5.3%	(4,609)	-70%
Net income	$ 2,774	1.3%	$ 9,978	8.0%	$ (7,204)	-72%
Per Share Information
	Six Months Ended				Change
	6/30/2006		6/30/2005		Amount	Percent
Earnings Per Share:
Basic	$ 0.24		$ 1.02		$ (0.78)	-76%
Diluted	$ 0.20		$ 0.81		$ (0.61)	-75%
Number of Shares for Earnings Per Share Computations:
Basic shares	11,485		9,775		1,710	17%
Diluted shares	13,815		12,353		1,462	12%

Note: Certain prior period amounts have been reclassified to conform to the current period presentation.

Stifel Financial Corp.
Summary of Core Earnings (Unaudited) (1)
($ In Thousands, Except Per Share Amounts)

	Three Months Ended						Percent Change From
	6/30/2006	% of Net Revenues	3/31/2006	% of Net Revenues	6/30/2005	% of Net Revenues	3/31/2006	6/30/2005
Revenues
Net revenues	$ 102,819	100.0%	$ 109,534	100.0%	$ 63,971	100.0%	-6%	61%
Non-Interest Expenses
Employee compensation and benefits	66,566	64.7%	69,246	63.2%	41,593	65.0%	-4%	60%
Occupancy and equipment rental	7,082	6.9%	7,368	6.7%	5,117	8.0%	-4%	38%
Communication and office supplies	6,343	6.2%	6,287	5.7%	2,891	4.5%	1%	119%
Commissions and floor brokerage	1,838	1.8%	1,267	1.2%	994	1.6%	45%	85%
Other operating expenses	8,539	8.3%	6,788	6.2%	4,071	6.4%	26%	110%
Total non-interest expenses	90,368	87.9%	90,956	83.0%	54,666	85.5%	-1%	65%
Income before income taxes	12,451	12.1%	18,578	17.0%	9,305	14.5%	-33%	34%
Provision for income taxes	5,453	5.3%	7,474	6.8%	3,685	5.7%	-27%	48%
Core Earnings	$ 6,998	6.8%	$ 11,104	10.2%	$ 5,620	8.8%	-37%	25%
Per Share Information
	Three Months Ended						Percent Change From
	6/30/2006		3/31/2006		6/30/2005		3/31/2006	6/30/2005
Earnings Per Share:
Basic	$ 0.60		$ 0.99		$ 0.58		-39%	3%
Diluted	$ 0.50		$ 0.83		$ 0.46		-40%	9%

Number of Shares for Earnings Per Share Computations:
Basic shares	11,729		11,254		9,720		4%	21%
Diluted shares	14,111		13,422		12,350		5%	14%

Note: Certain prior period amounts have been reclassified to conform to the current period presentation.

(1) See "Reconciliation of Core Earnings" table

Stifel Financial Corp.
Summary of Core Earnings (Unaudited) (1)
($ In Thousands, Except Per Share Amounts)

	Six Months Ended				Percent Change From
	6/30/2006	% of Net Revenues	6/30/2005	% of Net Revenues	6/30/2005
Revenues
Net revenues	$ 212,353	100.0%	$ 124,159	100.0%	71%
Non-Interest Expenses
Employee compensation and benefits	135,812	64.0%	82,282	66.3%	65%
Occupancy and equipment rental	14,450	6.8%	10,622	8.6%	36%
Communication and office supplies	12,630	5.9%	5,452	4.4%	132%
Commissions and floor brokerage	3,105	1.5%	1,838	1.4%	69%
Other operating expenses	15,327	7.2%	7,396	6.0%	107%
Total non-interest expenses	181,324	85.4%	107,590	86.7%	69%
Income before income taxes	31,029	14.6%	16,569	13.3%	87%
Provision for income taxes	12,927	6.1%	6,591	5.3%	96%
Core Earnings	$ 18,102	8.5%	$ 9,978	8.0%	81%
	Six Months Ended				Percent Change From
	6/30/2006		6/30/2005		6/30/2005
Earnings Per Share:
Basic	$ 1.58		$ 1.02		55%
Diluted	$ 1.31		$ 0.81		62%
Number of Shares for Earnings Per Share Computations:
Basic shares	11,485		9,775		17%
Diluted shares	13,815		12,353		12%

Note: Certain prior period amounts have been reclassified to conform to the current period presentation.

(1) See "Reconciliation of Core Earnings" table

Stifel Financial Corp.
Reconciliation of Core Earnings (1)
Three Months Ended 6/30/06
($ In Thousands, Except Per Share Amounts)
	GAAP	Acquisition Related	Core Business
	$	$	$	% Net Rev
Revenues
Net Revenues	$102,667	($152)	$102,819	100%
Non-Interest Expenses
Compensation and benefits	74,385	7,819	66,566	65%
Operating Expenses	24,309	507	23,802	23%
Total non-interest expenses	98,694	8,326	90,368	88%
Income/(loss) before income taxes	3,973	(8,478)	12,451	12%
Provision (benefit) for income taxes	1,675	(3,778)	5,453	5%
Net Income/(Loss)	$2,298	($4,700)	$6,998	7%
Earnings per Share:
Basic	$0.20	($0.40)	$0.60
Diluted	$0.16	($0.34)	$0.50

Six Months Ended 6/30/06
($ In Thousands, Except Per Share Amounts)
	GAAP	Acquisition Related	Core Business
	$	$	$	% Net Rev
Revenues
Net Revenues	$212,201	($152)	$212,353	100%
Non-Interest Expenses
Compensation and benefits	161,079	25,267	135,812	64%
Operating Expenses	46,366	854	45,512	21%
Total non-interest expenses	207,445	26,121	181,324	85%
Income/(loss) before income taxes	4,756	(26,273)	31,029	15%
Provision (benefit) for income taxes	1,982	(10,945)	12,927	6%
Net Income/(Loss)	$2,774	($15,328)	$18,102	9%
Earnings per Share:
Basic	$0.24	($1.34)	$1.58
Diluted	$0.20	($1.11)	$1.31

  Core Earnings excludes acquisition related charges incurred in the three and six months ended June 30, 2006. A reconciliation of Core Earnings to Net Income, the most directly comparable measure under GAAP, is included in the tables above. The Company believes that Core Earnings is a useful measure of financial performance because of its focus on the Company's results from operations. The Company also believes that this measure is an alternative financial measure of performance used by investors, rating agencies, and financial analysts to estimate the value of a company and evaluate its ability to meet debt service requirements.

Stifel Financial Corp.
Summary of Segment Data & Statistical Information (Unaudited)
($ In Thousands, Except Per Share Amounts)

Segment Data

	Three Months Ended			Percent Change From		Six Months Ended		Change
Net Revenues	6/30/2006	3/31/2006	6/30/2005	3/31/2006	6/30/2005	6/30/2006	6/30/2005	Percent
Private client	$ 54,942	$ 56,058	$ 48,452	-2%	13%	$ 111,000	$ 95,796	16%
Equity capital markets	35,311	33,798	9,354	4%	277%	69,109	17,968	285%
Fixed income capital markets	10,636	11,469	4,404	-7%	142%	22,105	8,314	166%
Other	1,778	8,209	1,761	-78%	1%	9,987	2,081	380%
Total net revenues	$ 102,667	$ 109,534	$ 63,971	-6%	60%	$ 212,201	$ 124,159	71%

Operating Contribution
Private client	$ 11,690	$ 12,435	$ 11,413	-6%	2%	$ 24,125	$ 22,471	7%
Equity capital markets	7,932	7,502	3,322	6%	139%	15,434	6,052	155%
Fixed income capital markets	1,028	1,720	1,043	-40%	-1%	2,748	1,714	60%
Other / unallocated overhead	(16,677)	(20,874)	(6,473)	n/a	n/a	(37,551)	(13,668)	n/a
Income before income taxes	$ 3,973	$ 783	$ 9,305	407%	-57%	$ 4,756	$ 16,569	-71%

Statistical Information

Stockholders' Equity	$ 205,440	$ 196,275	$ 138,536	5%	48%
Book Value Per Share	$ 17.57	$ 16.77	$ 14.25	5%	23%
Total Assets	$ 1,060,953	$ 891,043	$ 439,497	19%	141%
Investment Executives	485	473	434	3%	12%
Full-Time Employees	1,662	1,626	1,189	2%	40%
Locations	121	114	90	6%	34%
Total Client Assets	$ 29,462,000	$ 28,732,000	$ 23,466,000	3%	26%

Note: Certain prior period amounts have been reclassified to conform to the current period presentation.

Stifel Financial Corp.
Statement of Operations
Quarter ended 6/30/2006
($ In Thousands, Except Per Share Amounts)
Private Client Group Segment
	Three Months Ended			Amount Change From		Six Months Ended
Revenues	6/30/2006	3/31/2006	6/30/2005	3/31/2006	6/30/2005	6/30/2006	6/30/2005	Change
Commissions & principal transactions	36,897	38,616	30,513	-4%	21%	75,513	62,607	21%
Investment banking	2,154	1,871	5,746	15%	-63%	4,025	10,069	-60%
Asset management and service fees	14,205	13,492	10,142	5%	40%	27,697	19,586	41%
Other	(58)	366	110	n/a	n/a	308	60	413%
Operating Revenues	53,198	54,345	46,511	-2%	14%	107,543	92,322	16%
Interest Income	5,142	4,669	3,587	10%	43%	9,811	6,520	50%
Total Revenues	58,340	59,014	50,098	-1%	16%	117,354	98,842	19%
Interest Expense	3,398	2,956	1,646	15%	106%	6,354	3,046	109%
Net Revenues	54,942	56,058	48,452	-2%	13%	111,000	95,796	16%
Non-Interest Expenses
Employee compensation and benefits	34,880	35,041	29,184	0%	20%	69,921	58,400	20%
Operating expenses	8,372	8,582	7,855	-2%	7%	16,954	14,925	14%
Total non-interest expenses	43,252	43,623	37,039	-1%	17%	86,875	73,325	18%
Income before income taxes	11,690	12,435	11,413	-6%	2%	24,125	22,471	7%
Ratios to Net Revenues
Compensation & Benefits	63.5%	62.5%	60.2%			63.0%	61.0%
Operating expenses	15.2%	15.3%	16.2%			15.3%	15.6%
Income before income taxes	21.3%	22.2%	23.6%			21.7%	23.5%
Equity Capital Markets Segment
	Three Months Ended			Amount Change From		Six Months Ended
Revenues	6/30/2006	3/31/2006	6/30/2005	3/31/2006	6/30/2005	6/30/2006	6/30/2005	Change
Commissions & principal transactions	22,633	21,722	1,857	4%	1119%	44,355	3,486	1172%
Investment banking	12,177	11,900	7,426	2%	64%	24,077	14,495	66%
Asset management and service fees	33	5	3	560%	1000%	38	8	375%
Other	383	102	40	275%	858%	485	106	358%
Operating Revenues	35,226	33,729	9,326	4%	278%	68,955	18,095	281%
Interest Income	160	124	116	29%	38%	284	116	145%
Total Revenues	35,386	33,853	9,442	5%	275%	69,239	18,211	280%
Interest Expense	75	55	88	36%	-15%	130	243	-47%
Net Revenues	35,311	33,798	9,354	4%	277%	69,109	17,968	285%
Non-Interest Expenses		-
Employee compensation and benefits	19,267	19,697	4,483	-2%	330%	38,964	9,003	333%
Operating expenses	8,112	6,599	1,549	23%	424%	14,711	2,913	405%
Total non-interest expenses	27,379	26,296	6,032	4%	354%	53,675	11,916	350%
Income before income taxes	7,932	7,502	3,322	6%	139%	15,434	6,052	155%
Ratios to Net Revenues
Compensation & Benefits	54.6%	58.3%	47.9%			56.4%	50.1%
Operating expenses	23.0%	19.5%	16.6%			21.3%	16.2%
Income before income taxes	22.5%	22.2%	35.5%			22.3%	33.7%
Fixed Income Capital Market Segment
	Three Months Ended			Amount Change From		Six Months Ended
Revenues	6/30/2006	3/31/2006	6/30/2005	3/31/2006	6/30/2005	6/30/2006	6/30/2005	Change
Commissions & principal transactions	9,288	9,464	1,948	-2%	377%	18,752	3,526	432%
Investment banking	1,426	1,977	2,484	-28%	-43%	3,403	4,833	-30%
Asset management and service fees	1	1	1	0%	0%	2	3	-33%
Other	-	-	3	n/a	-100%	-	6	-100%
Operating Revenues	10,715	11,442	4,436	-6%	142%	22,157	8,368	165%
Interest Income	4,729	2,321	54	104%	8657%	7,050	89	7821%
Total Revenues	15,444	13,763	4,490	12%	244%	29,207	8,457	245%
Interest Expense	4,808	2,294	86	110%	5491%	7,102	143	4866%
Net Revenues	10,636	11,469	4,404	-7%	142%	22,105	8,314	166%
Non-Interest Expenses		-
Employee compensation and benefits	7,006	7,199	2,469	-3%	184%	14,205	4,872	192%
Operating expenses	2,602	2,550	892	2%	192%	5,152	1,728	198%
Total non-interest expenses	9,608	9,749	3,361	-1%	186%	19,357	6,600	193%
Income before income taxes	1,028	1,720	1,043	-40%	-1%	2,748	1,714	60%
Ratios to Net Revenues
Compensation & Benefits	65.9%	62.8%	56.1%			64.3%	58.6%
Operating expenses	24.5%	22.2%	20.3%			23.3%	20.8%
Income before income taxes	9.7%	15.0%	23.7%			12.4%	20.6%